                                                                    EXHIBIT 10.7

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 1st day of August, 1996, by and among PSC MANAGEMENT CORP., a Delaware corporation ("Purchaser"), ENT CENTER OF ATLANTA, INC., a Georgia corporation ("ENT Center"), ATLANTA ENT CENTER FOR PHYSICIANS, INC., a Georgia corporation ("Center for Physicians") and ATLANTA-AHP, INC., a Georgia corporation ("AHP") (ENT Center, Center for Physicians and AHP being referred to herein collectively as the "Sellers" and individually as a "Seller").


                              W I T N E S S E T H:


         WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, upon the terms and conditions set forth herein, the assets described herein so that Purchaser may succeed to Sellers' business operations; and

         WHEREAS, the parties hereto desire to make this Agreement for the purpose of setting forth representations, warranties, covenants, agreements and conditions in connection with this transaction;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 The following terms used in this Agreement shall have the meanings set forth below:

                  (a) Agreement. This Agreement, including the exhibits and schedules attached hereto.

                  (b) Closing. The consummation by the parties hereto of the transactions contemplated hereby.

                  (c) Effective Date. The commencement of Sellers' business on August 1, 1996.

                  (d) Material. What is considered material for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question as of the relevant date stated herein, and no particular monetary amount specified in this Agreement shall be deemed to determine materiality, except as expressly stated to that effect herein.

                  (e) Permitted Exceptions. Whenever used herein, the term "Permitted Exceptions" shall mean liens for ad valorem taxes not yet due and payable.

                  (f) Person. An individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated association, government, or any department or agency thereof, or other entity.

                  (g) Purchased Assets. The assets being purchased by Purchaser hereunder as described in Item 2.1 hereof.

         1.2 Singular/Plural; Gender. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.


                                   ARTICLE II

                                PURCHASE AND SALE

         2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, effective as of the commencement of business on the Effective Date, Sellers shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and obtain from Sellers all of Sellers' interests in those assets described on Exhibit "2.1" attached hereto.

         2.2 Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser to Sellers for all of the Purchased Assets shall be $20,000, to be allocated among the Sellers as set forth in Exhibit "2.2".

         2.3 Payment of Purchase Price. The Purchase Price shall be paid by Purchaser to Sellers as follows: Purchaser shall deliver to each Seller at Closing that certain Promissory Note from Purchaser to such Seller in the original principal amount of such Sellers' portion of the Purchase Price, which Promissory Note shall be in the form attached hereto as Exhibit "2.3" (the "Promissory Note").


                                   ARTICLE III

                                     CLOSING

         3.1 Closing. The Closing shall take place at the offices of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., 3490 Piedmont Road, Suite 400, Atlanta, Georgia 30305, on the date agreed to by the parties hereto.

                                   ARTICLE IV

              REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS
                                   OF SELLERS

         As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers, jointly and severally, hereby represent and warrant to and covenant and agree with Purchaser as follows:

         4.1 Organization and Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has full corporate power and authority to carry on its business, to own and operate its properties and assets, to conduct the business in which it is now engaged, and to consummate the transactions contemplated hereby.

         4.2 Title to Purchased Assets; Condition of Purchased Assets; Etc.

             (a) Title. Sellers are the sole and unconditional owners of, and have good and marketable title to, the Purchased Assets being sold hereunder, free and clear of any and all liens, encumbrances, restrictions, options, adverse claims and other defects in title, except for Permitted Exceptions. On the Closing Date, Purchaser shall obtain good and marketable title to the Purchased Assets free and clear of any and all liens, encumbrances, security agreements, claims, mortgages and indebtedness of whatsoever type or nature except for Permitted Exceptions.

             (b) Equipment Condition. On the Effective Date, all of the equipment included in the Purchased Assets shall be in substantially the same condition as when Purchaser inspected same prior to the date hereof.

         4.3 Authority; No Restriction Against Performance. The execution and delivery of this Agreement, the performance of the covenants and agreements contained herein and in all documents executed and delivered by or on behalf of Sellers pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by Sellers, and no further corporate action of any nature will be required pursuant to the Articles of Incorporation or By-laws of Sellers or otherwise. This Agreement constitutes the valid and binding obligation of Sellers, enforceable in accordance with its terms except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general equitable principles and (ii) judicial discretion in the enforcement of legal or equitable remedies.

         4.4 Brokers. No Seller has employed any investment banker, broker, consultant, finder or intermediary in connection with this Agreement or the transactions contemplated hereby who might be entitled to a fee or commission from a Seller or Purchaser.

         4.5 Sales and Transfer Taxes. Sellers hereby agree to be fully responsible for and obligated to pay any and all sales and other transfer taxes and charges of any kind or nature resulting from or relating or attributable to the sale and transfer by Sellers to Purchaser of the Purchased Assets.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As a material inducement to Sellers, to enter into this Agreement and to consummate the transactions contemplated hereby subject to the conditions contained herein, Purchaser hereby represents and warrants to and covenants and agrees with Sellers as follows:

         5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to carry on its business, to own and operate its properties and assets, to conduct the business in which it is now engaged and to consummate the transactions contemplated hereby.

         5.2 Authority. The execution and delivery of this Agreement, the performance of the covenants and agreements contained herein and in all documents executed and delivered by or on behalf of Purchaser pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by Purchaser, and no further corporate action of any nature will be required pursuant to the Articles of Incorporation or By-laws of Purchaser or otherwise. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general equitable principles, and (ii) judicial discretion in the enforcement of legal or equitable remedies.

         5.3 Brokers. Purchaser has not employed any investment banker, broker, consultant, finder or intermediary in connection with this Agreement or the transactions contemplated hereby who might be entitled to a fee or commission from either Purchaser or any Seller.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Assignment. This Agreement shall not be assignable in whole or in part by any party without the prior consent of the other party. No such assignment shall relieve either party of any of its obligations or duties hereunder.

         6.2 Governing Law. This Agreement and all of the agreements, documents and instruments executed in connection with the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Georgia. If either party is found to be in breach of this Agreement, then the breaching party shall pay the reasonable legal fees actually incurred by the non-breaching party in enforcing this Agreement.

         6.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by telecopy, or if mailed, by United States certified or registered mail, prepaid, and three business days shall have elapsed after the same shall have been mailed to the parties or their assignees at the following addresses (or at such other addresses as shall be given in writing by the parties to one another as provided herein):

         To Purchaser:     PSC Management Corp.
                           3414 Peachtree Road, N.E.
                           238 Monarch Plaza
                           Atlanta, Georgia 30326
                           Attn:   G.R. Benjamin
                           Fax:   (404) 816-0248


         To Sellers:       c/o Ramie A. Tritt, M.D.
                           5555 Peachtree Dunwoody Road
                           Suite 201
                           Atlanta, Georgia 30342
                           Fax:   (404) 250-0162


         6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         6.5 Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the parties hereto concerning the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, between the parties hereto relating to the subject matter hereof. No oral representation, agreement or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

         6.6 Amendment. This Agreement may be amended only by a written instrument duly executed by all parties hereto.

         6.7 Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                SELLERS:

                                ENT CENTER OF ATLANTA, INC.


                                By:_________________________________________
                                         President

                                Attest:______________________________________
                                         Secretary

                                                           (CORPORATE SEAL)




                                ATLANTA ENT CENTER FOR PHYSICIANS, INC.

                                By:_________________________________________
                                         President

                                Attest:______________________________________
                                         Secretary

                                                           (CORPORATE SEAL)


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                               ATLANTA-AHP, INC.


                               By:________________________________________
                                        President

                               Attest:_____________________________________
                                        Secretary

                                                          (CORPORATE SEAL)



                               PURCHASER:

                               PSC MANAGEMENT CORP.


                               By:__________________________________________
                                        President

                               Attest:______________________________________
                                        Secretary

                                                         (CORPORATE SEAL)

                                  EXHIBIT "2.2"

                            PURCHASE PRICE ALLOCATION





         ENT Center of Atlanta, Inc.


         Atlanta ENT Center for Physicians, Inc.


         Atlanta - AHP, Inc.
                                                                    -------



                                          Total                     $20,000
                                                                    =======